Exhibit 4.1

                          FOURTH SUPPLEMENTAL INDENTURE

            This FOURTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of June 30, 2006 among OMNICOM GROUP INC., a New York corporation (the "Company"), OMNICOM CAPITAL INC., a Connecticut corporation ("OCI"), OMNICOM FINANCE INC., a Delaware corporation ("OFI" and together with the Company and OCI, the "Issuers"), and JPMORGAN CHASE BANK, N.A., as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Issuers and the Trustee have heretofore executed and delivered to the Trustee an Indenture dated June 10, 2003, as amended by the First Supplemental Indenture, dated as of November 5, 2003, the Second Supplemental Indenture, dated as of November 4, 2004, and the Third Supplemental Indenture dated as of November 10, 2004 (as so amended, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $600,000,000 of Zero Coupon Zero Yield Convertible Notes due 2033 (the "Securities"), all of which have been issued and $467,496,000 of which are outstanding on the date hereof;

            WHEREAS, the Issuers desire to amend the Indenture to (i) extend the maturity date of the Securities to July 1, 2038; (ii) extend the contingent cash interest payment dates through June 15, 2038; (iii) extend the holders' put rights to include June 15, 2033, 2034, 2035, 2036 and 2037; (iv) extend the conversion rights associated with the Securities to July 1, 2038; and (v) amend the comparable yield to 7.34% (the "Amendments");

            WHEREAS, it is in the best interests of the Issuers to make such Amendments;

            WHEREAS, Section 9.02(3) of the Indenture provides that the Issuers and the Trustee may amend or supplement the Indenture and the Securities only with the consent of affected Securityholders to, among other things, extend the Stated Maturity Date of any Security;

            WHEREAS, Section 9.01(1) of the Indenture provides that the Issuers and the Trustee may amend or supplement the Indenture and the Securities without the consent of any Securityholder to make any change that does not materially adversely affect the rights of any Securityholder;

            WHEREAS, as of the date hereof, the Securityholders holding $427,128,000 aggregate principal amount of Securities consented to the Amendments (together with any additional Securityholders that consent or are deemed to consent to the Amendments after the date hereof, the "Consenting Securityholders");

            WHEREAS, the Issuers will issue to each Consenting Securityholder 2038 Notes (as defined herein) to give effect to the Amendments and will cancel an equal aggregate principal amount of 2033 Notes held by such Consenting Securityholder (as defined herein);

            WHEREAS, an Opinion of Counsel has been delivered to the Trustee under Section 12.04; and

            WHEREAS, pursuant to Sections 9.01, 9.02 and 9.06 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

      1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms set forth in the Indenture.

      2. Amendments. The Indenture be and hereby is amended as follows:

      2.1 The second paragraph of the Preamble of the Indenture is hereby amended and restated in its entirety to read as follows:

            "Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Zero Yield Convertible Notes due 2033 and the Company's Zero Coupon Zero Yield Convertible Notes due 2038 (collectively, the "Securities"):"

      2.2 (a) The following definitions in Section 1.01 of the Indenture are hereby amended as follows:

      ""Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibits A-2 and A-2-1.

      "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibits A-1 and A-1-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06(f), such Securities will be in the form of a 144A Global Security.

      "Institutional Accredited Investor Security" means a Security in the form of the Security attached hereto as Exhibits A-2 and A-2-1, representing Securities sold to Institutional Accredited Investors.

      "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1, A-1-1, A-2, and A-2-1 of this Indenture.

      "Securities" means the 2033 Notes and the 2038 Notes.""

      (b) Section 1.01 of the Indenture is hereby further amended to add the following definitions in their proper alphabetical location:

      ""2033 Notes" means any of the Zero Coupon Zero Yield Convertible Notes due 2033 issued under the Indenture."

      "2038 Notes" means any of the Zero Coupon Zero Yield Convertible Notes due 2038 issued under the Indenture.""

      2.3 (a) The first paragraph of Section 2.01 of the Indenture is hereby amended and restated as follows:

      "The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1, A-1-1, A-2, and A-2-1 which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Issuers). The Issuers shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication."

      (b) Section 2.01 of the Indenture is hereby amended and restated as follows:

      "(e) Certificated Securities. Securities that are not issued as interests in the Global Securities will be issued in certificated substantially in the form of Exhibits A-2 and A-2-1 attached hereto. The Form of Reverse Side of the Security in Exhibits A-1 and A-1-1 will be incorporated into Exhibits A-2 and A-2-1, respectively."

      2.4 The penultimate paragraph of Section 2.02 is hereby amended and restated as follows:

      "The Trustee shall authenticate and deliver Securities for original issue in the aggregate Initial Principal Amount at Maturity of up to $600,000,000 upon a Company Order without any further action by the Issuers. The aggregate Initial Principal Amount at Maturity outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07. Notwithstanding any other provisions of this Indenture, so long as any 2033 Notes are outstanding, the Issuers and any Securityholder of 2033 Notes may agree that any such Securityholder of 2033 Notes may consent to exchange all or any part of such Securityholder's 2033 Notes for an equal aggregate principal amount of 2038 Notes. In order to effect any such exchange, the Issuers shall, upon receipt by the Issuers from any such Securityholder of any documents the Issuers determine are necessary to enable the Issuers to comply with the terms and conditions of this Indenture, instruct the Trustee to (i) exchange such 2033 Notes for an equal aggregate principal amount of 2038 Notes in accordance with Sections 2.01, 2.06 and 2.12 of this Indenture and (ii) cancel the corresponding aggregate principal amount of 2033 Notes so exchanged in accordance with Section
2.10 of this Indenture. In no event shall a Securityholder be permitted to exchange 2038 Notes for 2033 Notes."

      2.5 The first paragraph of Section 3.08(a) of the Indenture hereby amended and restated as follows:

SECTION 3.08 Purchase of Securities at Option of the Holder.

      "(a) General. Subject to paragraph (e) below, if a Holder exercises its right to require the Issuers to purchase Securities pursuant to paragraph 7 of the Securities, such Securities shall be purchased by the Issuers or a Purchase Party, if applicable, pursuant to paragraph 7 of the Securities on June 15, 2006, 2008, 2010, 2013, 2018, 2023 and, in the case of the 2033 Notes, annually through and including June 15, 2032 and, in the case of the 2038 Notes, annually through and including June 15, 2037 (if June 15 in the applicable period is not a Business Day, the next succeeding Business Day, a "Purchase Date"), at a purchase price equal to the Initial

Principal Amount at Maturity of the Security for any Purchase Date occurring prior to June 15, 2023 and (ii) the Initial Principal Amount at Maturity plus accrued Contingent Additional Principal, if any, as of the relevant Purchase Date for any Purchase Date occurring on or after June 15, 2023 through June 15, 2032, in the case of the 2033 Notes and, through June 15, 2037, in the case of the 2038 Notes, (each a "Purchase Price," as applicable), at the option of the Holder thereof, upon."

      2.6 Section 4.07 of the Indenture is hereby amended and restated as follows:

SECTION 4.07 Calculation of Original Issue Discount.

      "The Issuers agree, and each Holder and any beneficial holder of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Section 1.1275-4(b) of the Treasury Regulations. For United States federal income tax purposes, the Issuers shall accrue interest with respect to outstanding Securities as original issue discount according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the Treasury Regulations, based on a comparable yield of 4.60%, in the case of the 2033 Notes and 7.34%, in the case of the 2038 Notes compounded semiannually and the projected payment schedule attached as Exhibit C to this Indenture, in the case of the 2033 Notes, and Exhibit C-1 to this Indenture, in the case of the 2038 Notes. The Issuers shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

      The Issuers acknowledge and agree, and each Holder and any beneficial holder of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the schedule of projected payments is determined on the basis of an assumption of linear growth of the stock price and the interest schedule set forth in the Offering Memorandum and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (ii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities."

      2.7 New EXHIBIT A-1-1 (2038 Notes - Form of Face of Global Security) shall be added as follows:

                                 "EXHIBIT A-1-1

                        [FORM OF FACE OF GLOBAL SECURITY]

      FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS DEEMED TO BE ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS [o], AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS [o]% PER ANNUM. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: OMNICOM GROUP INC., 437 MADISON AVENUE, 9TH FLOOR, NEW YORK, NEW YORK 10022, ATTENTION:
GENERAL COUNSEL.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH OMNICOM GROUP INC. (THE "COMPANY"), OMNICOM CAPITAL INC. ("CAPITAL") OR OMNICOM FINANCE INC. ("FINANCE" AND TOGETHER WITH THE COMPANY AND CAPITAL, THE "ISSUERS") OR ANY AFFILIATE OF ANY OF THEM WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)

ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                               OMNICOM GROUP INC.
                Zero Coupon Zero Yield Convertible Note due 2038

No.                                               CUSIP:
Issue Date:  __________

      Each of OMNICOM GROUP INC., a New York corporation, OMNICOM CAPITAL INC., a Connecticut corporation, and OMNICOM FINANCE INC., a Delaware corporation, jointly and severally, promises to pay to Cede & Co. or registered assigns, the Initial Principal Amount at Maturity of ______________________________________,
($____________), or if greater, the Principal Amount at Maturity, on July 1, 2038.

      This Security shall bear no interest other than Contingent Cash Interest, if any, and Contingent Additional Principal will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated:  _____________                      OMNICOM GROUP INC.

                                           By:
                                              ----------------------------------

                                           OMNICOM CAPITAL INC.

                                           By:
                                              ----------------------------------

                                           OMNICOM FINANCE INC.

                                           By:
                                              ----------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

JPMORGAN CHASE BANK, N.A.
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture (as defined on the other side of this Security).

By
   -----------------------------------------
              Authorized Officer

        [FORM OF REVERSE SIDE OF ZERO COUPON ZERO YIELD CONVERTIBLE NOTE]
                Zero Coupon Zero Yield Convertible Note due 2038

1. Interest.

      This Security shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the maturity of this Security) or if Contingent Cash Interest, if any, due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the sum of the rate of 1% per annum plus a percentage per annum equal to the rate of accrual of Contingent Additional Principal, if any, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Contingent Additional Principal.

2. Method of Payment.

      Subject to the terms and conditions of the Indenture, and except as otherwise provided in the Indenture, the Issuers or the Purchase Party will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at maturity of this Security to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Issuers will pay Contingent Cash Interest, if any. The Issuers or the Purchase Party will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers or the Purchase Party may make such cash payments by check payable in such money if the Security is not registered in the name of Cede & Co. or a nominee thereof. If the Security is registered in the name of Cede & Co. or a nominee thereof, the Issuers or the Purchase Party may make such cash payments by wire transfer. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3. Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

      Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Issuers may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee, except that the Issuers will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Issuers or any of their Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Issuers, any of their Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4. Indenture.

      The Company initially issued the Securities under an Indenture between the Company and the Trustee, dated as of June 10, 2003, as amended by the First Supplemental Indenture, dated as of November 5, 2003, among the Issuers and the Trustee, and the Second Supplemental Indenture, dated as of November 4, 2004, among the Issuers and the Trustee, and the Third Supplemental Indenture, dated as of November 4, 2004 and the Fourth Supplemental Indenture, dated as of the date hereof; among the Issuers and the Trustee (as so amended, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

      The Securities are general unsecured and unsubordinated obligations of the Issuers limited, together with the 2033 Notes, to $600,000,000 aggregate Initial Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Issuers, secured or unsecured.

      Before June 15, 2023, the Principal Amount at Maturity of a Security will be equal to the Initial Principal Amount at Maturity of the Security. On or after June 15, 2023, if the June 15, 2023 Average Conversion Value of a Security is greater than the Initial Principal Amount at Maturity but less than or equal to 220% of the Initial Principal Amount at Maturity, then the Principal Amount at Maturity of a Security will be equal to the June 15, 2023 Average Conversion Value of the Security; provided that if the June 15, 2023 Average Conversion Value exceeds 200% of the Initial Principal Amount at Maturity, then the Principal Amount at Maturity will equal 200% of the Initial Principal Amount at Maturity. If the June 15, 2023 Average Conversion Value exceeds 220% of the Initial Principal Amount at Maturity or is less than or equal than the Initial Principal Amount at Maturity then the Principal Amount at Maturity will equal the Initial Principal Amount at Maturity.

5. Contingent Cash Interest.

      Subject to the record date provisions specified in this paragraph 5, the Issuers shall pay contingent cash interest ("Contingent Cash Interest") to the Holder of this Security during any six-month period (each a "Contingent Interest Period") from June 16 to December 15 or from December 16 to June 15, commencing on June 16, 2010, if the average of the Zero Coupon Zero Yield Convertible Note Market Prices for each of the days in the Five-Day Period with respect to such Contingent Interest Period equals or exceeds 120% of the Initial Principal Amount at Maturity of this Security.

      Contingent Cash Interest, if any, will accrue from the first day of the applicable six-month period and be payable on June 15 and December 15 of the relevant six-month period to

Holders of the Security on the record date, which will be the immediately preceding June 1 and December 1 of each applicable six-month period.

      For any six-month period, the amount of Contingent Cash Interest payable per $1,000 Initial Principal Amount at Maturity hereof in respect of any Contingent Interest Period shall equal the amounts set forth below per $1,000 Initial Principal Amount at Maturity for each applicable six-month period.


                      Semi-                                     Semi-
Payment Date          annual Interest    Payment Date           annual Interest
------------          ---------------    ------------           ---------------

December 15, 2010     $5.25              December 15, 2024      $8.75
June 15, 2011         $5.50              June 15, 2025          $9.00
December 15, 2011     $5.50              December 15, 2025      $9.00
June 15, 2012         $5.75              June 15, 2026          $9.25
December 15, 2012     $5.75              December 15, 2026      $9.25
June 15, 2013         $6.00              June 15, 2027          $9.50
December 15, 2013     $6.00              December 5, 2027       $9.50
June 15, 2014         $6.25              June 15, 2028          $9.75
December 15, 2014     $6.25              December 15, 2028      $9.75
June 15, 2015         $6.50              June 15, 2029          $10.00
December 15, 2015     $6.50              December 15, 2029      $10.00
June 15, 2016         $6.75              June 15, 2030          $10.25
December 15, 2016     $6.75              December 15, 2030      $10.25
June 15, 2017         $7.00              June 15, 2031          $10.50
December 15, 2017     $7.00              December 15, 2031      $10.50
June 15, 2018         $7.25              June 15, 2032          $10.75
December 15, 2018     $7.25              December 15, 2032      $10.75
June 15, 2019         $7.50              June 15, 2033          $11.00
December 15, 2019     $7.50              December 15, 2033      $11.00
June 15, 2020         $7.75              June 15, 2034          $11.25
December 15, 2020     $7.75              December 15, 2034      $11.25
June 15, 2021         $8.00              June 15, 2035          $11.50
December 15, 2021     $8.00              December 15, 2035      $11.50
June 15, 2022         $8.25              June 15, 2036          $11.75
December 15, 2022     $8.25              December 15, 2036      $11.75
June 15, 2023         $8.50              June 15, 2037          $12.00
December 15, 2023     $8.50              December 15, 2037      $12.00
June 15, 2024         $8.75              June 15, 2038          $12.25

      "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period.

      "Zero Coupon Zero Yield Convertible Note Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Issuers) selected by the Issuers; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Issuers' reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Zero Coupon Zero Yield Convertible Note Market Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average of the Sale Prices of the Common Stock for each of the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 10.06, 10.07 or 10.08 (subject to the conditions set forth in Sections 10.09 and 10.10) of the Indenture.

      The Issuers will determine every six months, commencing June 15, 2010, whether the conditions to the payment of Contingent Cash Interest have been satisfied and, if so, the Issuers shall promptly notify the Holders of this Security of such determination and shall use their reasonable best efforts to post this information on their web site or, at their option, otherwise publicly disclose this information.

6. Redemption at the Option of the Issuers.

      No sinking fund is provided for the Securities. The Issuers cannot redeem the Securities before June 15, 2010, except upon a Change in Control as described in paragraph 7 hereof. On or after June 15, 2010, and before June 15, 2023 the Issuers may, at its option, redeem the Securities for cash at any time in whole or from time to time in part at the Initial Principal Amount at Maturity of the Securities.

      On or after June 15, 2023, the Issuers may redeem the Securities at any time in whole or in part at the Initial Principal Amount at Maturity plus accrued Contingent Additional Principal, if any. The price to be paid for any such redemption is referred to as the "Redemption Price." The Securities will be redeemable in integral multiples of $1,000 of Principal Amount at Maturity.

      In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Cash Interest, if any, with respect thereto, which Contingent Cash Interest shall be paid in cash on the Redemption Date.

7. Purchase by the Issuers at the Option of the Holder.

      Subject to the terms and conditions of the Indenture, the Issuers shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Initial Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

           Purchase Date                          Purchase Price
           -------------                          --------------

        June 15, 2006, 2010,               Initial Principal Amount at Maturity
        2013, and 2018                     of the Security

        June 15, 2023 through              Initial Principal Amount at Maturity
        June 15, 2037                      of the Security plus accrued
                                           Contingent Additional Principal,
                                           if any

      The Purchase Price shall be paid in cash and shall be paid by a Purchase Party if so designated by the Issuers, in accordance with the terms of the Indenture.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Issuers shall become obligated to purchase the Securities held by such Holder 35 Business Days after the occurrence of a Change in Control of the Issuers occurring on or prior to June 15, 2010 for a Change in Control Purchase Price equal to $1,000 per Security, which Change in Control Purchase Price shall be paid in cash.

      If at least 90% in aggregate Principal Amount at Maturity of the Securities outstanding immediately prior to the Change in Control are purchased on the Change in Control Purchase Date, the Issuers may, within 90 days following the Change in Control Purchase Date, at their option, redeem for cash all of the remaining Securities at a Redemption Price per Security equal to the Initial Principal Amount at Maturity of such Security.

      In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Cash Interest, if any, with respect thereto, which Contingent Cash Interest shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

      Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid Contingent Cash Interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on or prior to the Business Day following the Change in Control Purchase Date or the Payment Date, as the case may be, Contingent Additional Principal and Contingent Cash Interest, if any, shall cease to accrue on such Securities (or portions thereof) in favor of the Holder surrendering the Securities for purchase immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder surrendering such Securities for purchase shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid Contingent Cash Interest, if any, upon surrender of such Security).

      In certain circumstances, as provided in the Indenture, when a Holder surrenders Securities for purchase, the Purchase Agent may first offer such Securities to a financial institution chosen by the Issuers who will have the option, but not the obligation, (unless separately agreed to by it and the Issuers at the time) to purchase such Securities at the applicable Purchase Price).

8. Notice of Redemption.

      Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid Contingent Cash Interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Contingent Additional Principal and Contingent Cash Interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 Initial Principal Amount at Maturity may be redeemed in part but only in an Initial Principal Amount at Maturity of at least $1,000 or in integral multiples thereof.

9. Conversion.

      Holders may surrender Securities for conversion only if at least one of the conditions described in (a) through (d) below is satisfied. In addition, a Security for which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice requiring the Issuers to purchase the Security may be surrendered for conversion only if such notice is withdrawn in accordance with the Indenture.

      The initial Conversion Rate is 9.7087 shares per $1,000 Initial Principal Amount at Maturity of a Security, subject to adjustment upon the occurrence of certain events described in the Indenture. A Holder otherwise entitled to a fractional share will receive cash in an amount equal to the value of such fractional share based on the Sale Price on the trading day immediately preceding the Conversion Date.

      The ability to surrender Securities for conversion will expire at the close of business on July 1, 2038.

      (a) Before June 15, 2023, Holders may surrender a Security for conversion at the then-applicable conversion price during any calendar quarter, commencing after June 30, 2003 if the average Conversion Values of the Security for each of the last 20 trading days in the preceding calendar quarter is greater than or equal to a specified percentage of the Initial Principal Amount at Maturity; initially 125% for the quarter ending September 30, 2003, and increasing 5% per quarter for each quarter thereafter up to a maximum of 220% of the Initial Principal Amount at Maturity of the Security for the quarter ending June 30, 2008. Thereafter, this percentage shall remain at 220%. If the foregoing condition is satisfied at any time after June 15, 2004 and before June 15, 2023, then the Securities will become and remain convertible at any time thereafter at the option of the Holder, through maturity. On or after June 15, 2023, Holders may surrender a Security for conversion during any calendar quarter if the average of the Conversion Values of the Security for each of the last 20 trading days in the preceding calendar quarter is greater than or equal to 110% of the Principal Amount at Maturity of the Security. If the foregoing condition is satisfied, then the Securities will become and remain convertible at any time thereafter at the option of the Holder, through maturity.

      (b) Holders may also surrender a Security for conversion at the then-applicable conversion price at any time after the credit rating assigned to the Securities is reduced to Ba1 or lower by Moody's Investors Service, Inc. or BBB- or lower by Standard & Poor's Ratings Services, even if the credit rating assigned has subsequently been changed to a higher rating.

      (c) A Holder may surrender for conversion at the then-applicable conversion price a Security with respect to which the Issuers have mailed a Redemption Notice at any time prior to the close of business on the second Business Day prior to the Redemption Date, even if it is not otherwise convertible at that time.

      (d) If the Company elects to

            o distribute to all Holders of Common Stock certain rights entitling them to purchase, for a period expiring within 60 days, Common Stock at less than the Sale Price at the time, or

            o distribute to all Holders of Common Stock assets, debt securities or certain rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the closing price of the Common Stock on the day preceding the declaration date for such distribution, the Company must notify the Holders of Securities at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at the then-applicable conversion price at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place.

      Contingent Cash Interest will not be paid on Securities that are converted; provided, however that Holders of Securities surrendered for conversion during the period after the applicable record date and prior to the next succeeding interest payment date, shall be entitled to receive such Contingent Cash Interest on the date on which such Contingent Cash Interest is payable. Except Securities with respect to which the Issuers have mailed a Notice of Redemption, Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the Contingent Cash Interest with respect thereto that the registered Holder is to receive.

      The Conversion Rate will not be adjusted for accrued Contingent Additional Principal, if any, or Contingent Cash Interest, if any. As soon as practicable following the Conversion Date, the Issuers will deliver through the Conversion Agent, the Cash Amount, together with cash or a certificate for the number of full shares of Common Stock into which the Premium of any Security is converted and any cash payment for fractional shares. Delivery to the Holder of the Cash Amount, together with such cash or shares of Common Stock deliverable in connection with the Premium, will be deemed to satisfy the Issuers' obligation to pay the Principal Amount at Maturity of and any accrued Contingent Additional Principal on the Security.

      Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 10.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its Security immediately prior to the transaction. If the transaction also constitutes a Change in Control, the Holder will be able to require the Company to purchase all or a portion of its Securities as described under paragraph 7 herein.

      To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Issuers or the Trustee and (4) pay any transfer or similar tax, if required. The "Conversion Date" as used herein refers to the date on which all of the foregoing requirements have been satisfied.

      A Holder may convert a portion of a Security if the Initial Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Contingent Additional Principal attributable to the period from the Issue Date through the Conversion Date and (except as provided above) accrued Contingent Cash Interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Cash Amount together with cash or Common Stock in respect of the Premium, in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such cash or Common Stock in respect of the Premium, shall be treated as delivered to the extent thereof, in exchange for Contingent Additional Principal accrued through the Conversion Date and accrued Contingent Cash Interest, and the Cash Amount shall be treated as delivered in exchange for the Initial Principal Amount at Maturity of the Security being converted pursuant to the provisions hereof.

      The Conversion Rate will be adjusted as provided in Article 10 of the Indenture. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

      In certain circumstances as provided for in the Indenture, when a Holder surrenders a Security for conversion, the Conversion Agent may first offer the Security to a financial institution chosen by the Issuers who will have the option, but not the obligation (unless separately agreed to by it and the Issuers at the time) to agree to exchange those Securities for the number of shares of Common Stock that the Holder of those Securities would have been otherwise entitled to receive upon conversion, plus cash for any fractional shares.

10. Conversion Arrangement on Call for Redemption.

      In connection with any redemption of Securities (unless such Securities have been surrendered by the close of business on the Redemption Date), the Issuers may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities, as provided for in the Indenture.

11. Defaulted Interest.

      Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant record date, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers as provided in Section 11.02 of the Indenture.

12. Denominations; Transfer; Exchange.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a Notice of Redemption of Securities to be redeemed.

13. Persons Deemed Owners.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14. Unclaimed Money or Securities.

      The Trustee and the Paying Agent shall return to the Issuers upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Issuers, Holders entitled to the money or securities must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person.

15. Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 or Section 10.14 of the Indenture, to secure the Issuers' obligations under this Security or the Indenture, to make any change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the rights of any Securityholder, to make any change in connection with the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, to add to the Issuers' covenants or obligations under the Indenture for the protection of the Holders or to surrender any right, power or option conferred by the Indenture on the Issuers, or to increase the Contingent Cash Interest or any other amount to be paid to Holders.

16. Defaults and Remedies.

      Under the Indenture, Events of Default include (i) default in the payment of the Principal Amount at Maturity, Contingent Additional Principal, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon acceleration, when due for purchase by the Issuers or otherwise; (ii) default in payment of any Contingent Cash Interest upon any Security, and such default shall continue for 30 days; (iii) failure by the Issuers to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) (a) failure of the Issuers to make any payment by the end of any applicable grace period after maturity of Indebtedness in an amount (taken together with amounts in (b) below) in excess of $100,000,000, and continuance of such failure or (b) the acceleration of Indebtedness in an amount (taken together with amounts in (a) above) in excess of $100,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (a) and (b) above, for a period of 30 days after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Securities then outstanding; however if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred, or (v) certain events of bankruptcy or insolvency affecting the Issuers or their Significant Subsidiaries. If an Event of Default shall have occurred and be continuing, either the Trustee, or the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may declare the Initial Principal Amount at Maturity, plus any accrued and unpaid Contingent Cash Interest and Contingent Additional Principal through the date of such declaration, if any, to be immediately due and payable. In case of certain events of bankruptcy or insolvency of the Issuers, the Initial Principal Amount at Maturity plus accrued and unpaid Contingent Cash Interest and Contingent Additional Principal, if any, shall automatically become immediately due and payable.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

17. Trustee Dealings with the Issuers.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

18. Authentication.

      This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19. Abbreviations.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

1. GOVERNING LAW.

      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                             ----------------------

      The Issuers will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

                Omnicom Group Inc.
                437 Madison Avenue, 9th Floor
                New York, New York 10022
                Attention:  General Counsel

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________

________________________________________________________________________

(Insert assignee's soc. sec. or tax ID no.)

____________________________________

____________________________________

____________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

                                       |_|

To convert only part of this Security, state the Initial Principal Amount at Maturity to be converted (which must be $1,000 or any integral multiple thereof);

$__________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________

________________________________________________________________________

(Insert other person's soc. sec. or tax ID no.)

____________________________________

____________________________________

____________________________________

____________________________________

(Print or type other person's name, address and zip code)

________________________________________________________________________________

Date: _____________________  Your Signature:____________________________________

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

      2.8 New EXHIBIT A-2-1 (2038 Notes - Form of Face of Certificated Security) shall be added as follows:

                                 "EXHIBIT A-2-1
                         [Form of Certificated Security]

      FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS DEEMED TO BE ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS [_], AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS [_]% PER ANNUM. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: OMNICOM GROUP INC., 437 MADISON AVENUE, 9TH FLOOR, NEW YORK, NEW YORK 10022, ATTENTION:
GENERAL COUNSEL

      [INCLUDE IF SECURITY IS A CERTIFICATED SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR--IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.]

      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH OMNICOM GROUP INC. (THE "COMPANY"), OMNICOM CAPITAL INC. ("CAPITAL") OR OMNICOM FINANCE INC. ("FINANCE AND TOGETHER WITH THE COMPANY AND CAPITAL, THE "ISSUERS") OR ANY AFFILIATE OF ANY OF THEM WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER

TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE."

                               OMNICOM GROUP INC.

                Zero Coupon Zero Yield Convertible Notes due 2038

No.                                                      CUSIP:
Issue Date:  _________
Initial Principal Amount at Maturity: $1,000.00

      Each of OMNICOM GROUP INC., a New York corporation, OMNICOM CAPITAL INC., a Connecticut corporation, and OMNICOM FINANCE INC., a Delaware corporation, jointly and severally, promises to pay to Cede & Co. or registered assigns, the Initial Principal Amount at Maturity of ______________________________________,
($____________), or if greater, the Principal Amount at Maturity, on July, 1
2038.

      This Security shall not bear interest other than Contingent Cash Interest, if any, and Contingent Additional Principal will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated: ____________

                                           OMNICOM GROUP INC.

                                           By:
                                              ----------------------------------

                                           OMNICOM CAPITAL INC.

                                           By:
                                              ----------------------------------

                                           OMNICOM FINANCE INC.

                                           By:
                                              ----------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

JPMorganChase Bank, as Trustee,
certifies that this is one of the
Securities referred to in the
within mentioned Indenture (as
defined on the other side of this
Security).

By
    ----------------------------------
            Authorized Officer"

                               ******************

      2.9 New EXHIBIT C-1 (Amended Notes--Projected Payment Schedule) shall be added as follows:

                                  "EXHIBIT C-1
                           Projected Payment Schedule*

                                      Projected Payment per $1,000 per Initial
Semi-annual Period Ending            Principal Amount at Maturity of a Security
-------------------------            ------------------------------------------
      June 15, 2006                                    --
    December 15, 2006                                  --
      June 15, 2007                                    --
    December 15, 2007                                  --
      June 15, 2008                                    --
    December 15, 2008                                  --
      June 15, 2009                                    --
    December 15, 2009                                  --
      June 15, 2010                                    --
    December 15, 2010                                  --
      June 15, 2011                                    --
    December 15, 2011                                  --
      June 15, 2012                                    --
    December 15, 2012                                  --
      June 15, 2013                                    --
    December 15, 2013                                  --
      June 15, 2014                                   $6.25
    December 15, 2014                                 $6.25
      June 15, 2015                                   $6.50
    December 15, 2015                                 $6.50
      June 15, 2016                                   $6.75
    December 15, 2016                                 $6.75
      June 15, 2017                                   $7.00
    December 15, 2017                                 $7.00
      June 15, 2018                                   $7.25
    December 15, 2018                                 $7.25
      June 15, 2019                                   $7.50
    December 15, 2019                                 $7.50
      June 15, 2020                                   $7.75
    December 15, 2020                                 $7.75
      June 15, 2021                                   $8.00
    December 15, 2021                                 $8.00
      June 15, 2022                                   $8.25
    December 15, 2022                                 $8.25
      June 15, 2023                                   $8.50
    December 15, 2023                                 $8.50
      June 15, 2024                                   $8.75
    December 15, 2024                                 $8.75
      June 15, 2025                                   $9.00

                                      Projected Payment per $1,000 per Initial
Semi-annual Period Ending            Principal Amount at Maturity of a Security
-------------------------            ------------------------------------------
    December 15, 2025                                 $9.00
      June 15, 2026                                   $9.25
    December 15, 2026                                 $9.25
      June 15, 2027                                   $9.50
    December 15, 2027                                 $9.50
      June 15, 2028                                   $9.75
    December 15, 2028                                 $9.75
      June 15, 2029                                  $10.00
    December 15, 2029                                $10.00
      June 15, 2030                                  $10.25
    December 15, 2030                                $10.25
      June 15, 2031                                  $10.50
    December 15, 2031                                $10.50
      June 15, 2032                                  $10.75
    December 15, 2032                                $10.75
      June 15, 2033                                  $11.00
    December, 15, 2033                               $11.00
      June 15, 2034                                  $11.25
    December 15, 2034                                $11.25
      June 15, 2035                                  $11.50
    December 15, 2035                                $11.50
      June 15, 2036                                  $11.75
    December 15, 2036                                $11.75
      June 15, 2037                                  $12.00
    December 15, 2037                                $12.00
      June 15, 2038                                  $12.25

----------
* The schedule of projected payments is determined on the basis of an assumption of linear growth of the stock price and the interest schedule set forth in the Offering Memorandum are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities."

      3. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      4. Modification, Amendment and Waiver. The provisions of this Supplemental Indenture may not be amended, supplemented, modified or waived except by a execution of a Supplemental Indenture executed by the Issuers, the Company and, to the extent such amendment, supplement or waiver limits or impairs the rights of any Securityholder, by such Securityholder. Any such amendment shall comply with Article 9 of the Indenture. Until an amendment, waiver or other action by Securityholders becomes effective, a consent thereto by a Securityholder of a Security hereunder is a continuing consent by the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same obligation as the consenting Securityholder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Securityholder or subsequent Securityholder may revoke the consent, waiver or action as to such Securityholder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

      6. Trust Indenture Acts Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended ("TIA"), that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

      7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

      8. Trustee Makes No Representation. The statements herein are deemed to be those of the Company, OCI or OFI, as applicable. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      9. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

      10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

      11. Notices. Any request, demand, authorization, notice, waiver, consent or communication to any of the parties shall be made as set forth in Section
12.02 of the Indenture, as said Section may be amended hereby.

      12. Successors. All agreements of each of the Company, OCI and OFI in respect of this Supplemental Indenture shall bind its successor.

                            [Signature page follows]

      IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed by the Company, OCI, OFI and the Trustee as of the date first written above.

                                          OMNICOM GROUP INC.

                                          By: /s/ Randall J. Weisenburger
                                              ---------------------------------
                                              Name:  Randall J. Weisenburger
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                          OMNICOM CAPITAL INC.

                                          By: /s/ Eric Huttner
                                              ---------------------------------
                                              Name:  Eric Huttner
                                              Title: Executive Vice President

                                          OMNICOM FINANCE INC.

                                          By: /s/ Randall J. Weisenburger
                                              ---------------------------------
                                              Name:  Randall J. Weisenburger
                                              Title: Chief Executive Officer
                                                     and Chief Financial Officer

                                          JPMORGAN CHASE BANK, N.A.,  as Trustee

                                          By: /s/ Carol Ng
                                              ---------------------------------
                                              Name:  Carol Ng
                                              Title: Vice President